REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                             GMH COMMUNITIES TRUST,

                              GMH COMMUNITIES, LP,

                            GMH COMMUNITIES GP, LLC,

                                GARY M. HOLLOWAY

                                       AND

                               VORNADO REALTY L.P.

                            DATED AS OF JULY 27, 2004





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                                TABLE OF CONTENTS
                                -----------------



                                    ARTICLE I

                               CERTAIN DEFINITIONS


                                   ARTICLE II

                              ISSUANCE REGISTRATION

Section 2.1  Issuance Registration.............................................4

                                   ARTICLE III

                              REGISTRATION REQUEST

Section 3.1  Request...........................................................4
Section 3.2  Other Company Shares..............................................6
Section 3.3  Other Investor Shares.............................................6

                                   ARTICLE IV

                             INCIDENTAL REGISTRATION

Section 4.1  Notice and Registration...........................................6
Section 4.2  Registration Expenses.............................................7
Section 4.3  Shelf Registration Statement......................................7

                                    ARTICLE V

                             REGISTRATION PROCEDURES

Section 5.1  Registration and Qualification....................................8
Section 5.2  Underwriting.....................................................11
Section 5.3  Blackout Periods.................................................12
Section 5.4  Qualification for Rule 144 Sales.................................12

                                   ARTICLE VI

                      PREPARATION; REASONABLE INVESTIGATION

Section 6.1  Preparation; Reasonable Investigation............................13


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                                   ARTICLE VII

                        INDEMNIFICATION AND CONTRIBUTION

Section 7.1  Indemnification..................................................13

                                  ARTICLE VIII

                         BENEFITS OF REGISTRATION RIGHTS

Section 8.1  Benefits of Registration Rights..................................16
Section 8.2  General Partner of the Partnership...............................16

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1  No Inconsistent Agreements.......................................17
Section 9.2  No Adverse Action Affecting the Eligible Securities..............17
Section 9.3  Captions.........................................................17
Section 9.4  Severability.....................................................17
Section 9.5  Governing Law....................................................18
Section 9.6  Modification and Amendment.......................................18
Section 9.7  Counterparts.....................................................18
Section 9.8  Entire Agreement.................................................18
Section 9.9  Notices..........................................................18
Section 9.10  Specific Performance............................................18



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                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT is made as of the 27th day of July, 2004 (this "Agreement"), among GMH COMMUNITIES TRUST, a Maryland real estate investment trust (the "Company"), GMH COMMUNITIES, LP, a Delaware limited partnership (the "Partnership"), GMH COMMUNITIES GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (together with any successor to general partner of the Partnership "GMH GP"), GARY M. HOLLOWAY, VORNADO REALTY L.P., a Delaware limited partnership ("VRLP"), and the Permitted Transferees (as defined below) of VRLP (such entities or Permitted Transferees are sometimes referred to herein individually as an "Investor" and collectively as the "Investors").

                              W I T N E S S E T H:

         WHEREAS, VRLP is receiving on the date hereof a Warrant issued by the Company, the Partnership and GMH GP entitling it to acquire, among other things, shares of the Company and limited partnership interests in the Partnership (the "Common Units"), which Common Units may be exchanged for common shares of beneficial interest of the Company (the "Common Shares") pursuant to certain exchange rights to be set forth in the Partnership Agreement of the Limited Partnership; and

         WHEREAS, the Company has agreed to provide to the Investor certain registration rights as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

               I.1. "Agreement" is defined in the first paragraph of this Agreement.

               I.2. "Blackout Termination Right" is defined in Section 5.3(b) hereof.

               I.3. "Business Day" means any day on which the New York Stock Exchange or such other exchange as the Common Shares are listed is open for trading.

               I.4. "Company" is defined in the first paragraph of this Agreement and shall include any entity that becomes the general partner of the Partnership in connection with the establishment of an "UPREIT" structure.

               I.5.  "Effectiveness Period" is defined in Section 4.3 hereof.

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               I.6.  "Eligible Securities" means all or any portion of the
         Common Shares acquired or that may be acquired by an Investor upon exercise of the Warrant or redemption or exchange of the Common Units, whether such Shares or Units are newly issued or acquired directly or indirectly from Gary M. Holloway. As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement (other than a registration statement filed pursuant to Article II) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are permitted to be disposed of pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act as confirmed in a written opinion of counsel to the Company addressed to the Investors, (iii) such securities shall have been otherwise transferred pursuant to Rule 144 (or any successor rule) or pursuant to another applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act or (iv) such securities are no longer outstanding.

               I.7. "GMH GP" is defined in the first paragraph of this Agreement and includes any Person that succeeds as general partner of the Partnership.

               I.8.  "Information Blackout" is defined in Section 5.3(a) hereof.

               I.9. "Investor" means any of VRLP and any of its Permitted Transferees.

               I.10. "IPO" means the Company's initial public offering of Common Shares and any other capital stock of the Company offered simultaneously with the Common Shares.

               I.11. "IPO Date" means the date of the final prospectus used by the Company in the IPO.

               I.12.  "Participating Investor" is defined in Section 3.3 hereof.

               I.13. "Partnership" is defined in the first paragraph of this Agreement.

               I.14. "Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of GMH Communities, LP, dated July 20, 2004.

               I.15. "Person" means an individual, a partnership (general or limited), corporation, real estate investment trust, joint venture, business trust, cooperative, limited liability company, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos

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

         or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

               I.16. "Permitted Transferees" means any affiliate of VRLP and any Persons to whom Permitted Transfers may be made under the Partnership Agreement or that are a permitted transferee of Common Shares or Common Units under the warrant issued by the Company as of the date hereof.

               I.17. "VRLP" is defined in the first paragraph of this Agreement.

               I.18. "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s) (United States and foreign), accountants, experts and other persons retained by the Company in connection with the registration, offering and sale of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of;
         (vi) SEC and blue sky registration fees attributable to Eligible Securities; (vii) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange or quotation system on which the Common Shares are then listed; (viii) the reasonable fees and disbursements incurred by the Selling Investors in connection with the offering and sale of Eligible Securities (including, without limitation, the reasonable fees and disbursements for one counsel or firm selected by VRLP); provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities, or transfer taxes applicable to Eligible Securities.

               I.19. "Requesting Investor" means an Investor requesting registration of its Eligible Securities in accordance with the terms hereof.

               I.20. "Sales Blackout Period" is defined in Section 5.3(a)(iii) hereof.

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               I.21.  "SEC" means the United States Securities and Exchange
         Commission.

               I.22. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

               I.23. "Selling Investor" means the Requesting Investor and each Investor who has requested registration pursuant to Section 3 or 4 hereof, as applicable.

               I.24. "Shelf Registration Statement" is defined in Section 4.3 hereof.

               I.25. "Twelve Month Date" means the date that is twelve months after the IPO Date, and if such date is not a Business Day, the next succeeding date that is a Business Day.

                                   ARTICLE II

                              ISSUANCE REGISTRATION

         Section 2.1 Issuance Registration. In the event that the Warrant is exercised for Common Units, then the Company, to the extent permitted by applicable rules and regulations promulgated by the SEC, shall file a registration statement with the SEC on the appropriate form for a continuous offering to be made pursuant to Rule 415 providing for the delivery to the Investors of Common Shares issued pursuant to such registration statement upon the tendering of such Common Units for redemption or exchange. The Company will use commercially reasonable best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Common Shares. If such registration statement ceases to be effective for any reason at any time prior to the delivery of all Common Shares registered thereunder, then the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. The Company shall be responsible for all Registration Expenses in connection with any registration pursuant to this
Article II. The Company shall promptly supplement and amend such registration statement and the prospectus included therein if required by the rules, regulations or instructions applicable to the registration statement used for such registration statement or by the Securities Act. Any registration statement filed pursuant to this Article II shall not eliminate any right to registration provided under other sections of this Agreement.

                                  ARTICLE III

                              REGISTRATION REQUEST

         Section 3.1 Request. Upon written request from an Investor requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by such Investor, which notice may be delivered at any

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time and which notice shall specify the intended method or methods of disposition of such Eligible Securities, the Company will use its reasonable best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request; provided that:

         a. if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article IV hereof, the Company shall not be required to effect a registration pursuant to this Article III until a period of one hundred twenty (120) days shall have elapsed from the effective date of the most recent such previous registration;

         b.  if, while a registration request is pending pursuant to this
     Article III, the Company determines in the good faith judgment of the Board of Trustees of the Company, with the advice of counsel, which determination shall be made not more than seven Business Days after receipt by the Company of the registration request, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company, the Company shall deliver a certificate to such effect signed by its Chief Executive Officer, President, or any Executive Vice President to the Investors, and the Company shall not be required to effect a registration pursuant to this Article III until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 30 days after the Company makes such good faith determination; provided, that only one such certificate may be delivered in connection with the filing of any registration statement; and

         c. the Company shall not be required to effect (i) more than two registrations pursuant to this Article III in any calendar year and (ii) a registration of Eligible Securities, the Fair Market Value of which on the date of the registration request is less than $2,500,000. No registration of Eligible Securities under this Article III shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article II or IV hereof.

         d. the Company shall not be required to effect a registration pursuant to this Article III during the period that ends six (6) months prior to the date on which Gary M. Holloway is prevented from disposing of any securities of the Company beneficially owned by him pursuant to the underwriters' "lock-up" set forth in the underwriting agreement used for the Company's initial public offering; provided, however that in the event that the underwriters' waive such lock-up then the period of time during which the Company is not required to effect a registration pursuant to
     Article III shall be similarly reduced; provided further that Gary M. Holloway agrees that in no event shall he sell or offer to sell publicly or privately any securities of the Company beneficially owned by him for a period of six consecutive months following the period during which the Company is not required to effect a registration pursuant to this Article III.

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         Section 3.2  Other Company Shares. In no event shall the Company agree to register Common Shares or any other securities for issuance by the Company or for resale by any Persons other than the Investors in any registration statement filed pursuant to this Article III, without the express written consent of VRLP, which consent shall be entirely discretionary.

         Section 3.3 Other Investor Shares. Upon receipt of written notice from a Requesting Investor, the Company shall give written notice to each other Investor of the receipt of notice from the Requesting Investor. The Company shall include in any registration statement filed pursuant to this Article III the Eligible Securities of any other Investor (a "Participating Investor") who has delivered written notice to the Company within 15 Business Days of the date of receipt by such Participating Investor of the above-referenced written notice from the Company. A notice from a Participating Investor under this Section 3.3 shall specify the number of Eligible Securities to be included in the registration statement and the intended method of disposition.

                                   ARTICLE IV

                             INCIDENTAL REGISTRATION

         Section 4.1 Notice and Registration. If the Company proposes to register any Common Shares, any equity securities exercisable for, convertible into or exchangeable for Common Shares, or other securities issued by it having terms substantially similar to Eligible Securities ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to the Investors of its intention to do so, and upon the written request of any Investor delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by the Investor and the intended method of disposition thereof), the Company will use commercially reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investor(s), to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered; provided that:

         a. if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Selling Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2 hereof), without prejudice,

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     however, to the rights (if any) of the Selling Investors immediately to request that such registration be effected as a registration under Article III hereof;

         b. The Company shall not be required to effect any registration of Eligible Securities under this Article IV incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or share options or other employee benefit plans.

         c. Notwithstanding any request under Section 4.1(a) hereof, a Selling Investor may elect in writing prior to the effective date of a registration under this Article IV, not to register its Eligible Securities in connection with such registration.

         d. No registration of Eligible Securities effected under this Article IV shall relieve the Company of its obligation (if any) to effect registration of Eligible Securities pursuant to Article II or III hereof.

         e. None of the Company, the Partnership or GMH GP shall enter into any agreement that limits the ability of Investors to include Eligible Securities in any registration statement to be filed by the Company.

         f. The Company will not be required to effect any registration pursuant to this Section 4.1 if the Company shall have been advised in writing (with a copy to the Selling Investors) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the pubic offering of securities by the Company that, in such firm's opinion, a registration of Eligible Securities requested to be registered at that time would materially and adversely affect the Company's own scheduled offering of securities; provided, however, that if an offering of some but not all of the Eligible Securities requested to be registered by the Investor(s) would not materially adversely affect the Company's offering of securities, the aggregate number of Eligible Securities requested to be included in such offering by the Investors shall be reduced pro rata according to the total number of Eligible Securities requested to be registered by such Persons.

         Section 4.2 Registration Expenses. The Company shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article IV.

         Section 4.3  Shelf Registration Statement.

         (a) Shelf Registration Statement. The Company shall as promptly as reasonably practicable subsequent to the Twelve Month Date file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Eligible Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on the appropriate form permitting registration of

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

such Eligible Securities for resale by Investors in the manner or manners designated by them (including, without limitation, one ore more underwritten offerings). The Company will notify each Investor when such Shelf Registration Statement has become effective.

         The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of the Shelf Registration Statement and (subject to compliance with the restrictions on registrations set forth in Articles III and IV hereof which shall be applicable with respect to the Shelf Registration) to keep the Shelf Registration Statement continuously effective under the Securities Act until the date ("Effectiveness Period") when all Eligible Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement.

         (b) Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

         (c) Supplement and Amendments. The Company shall promptly supplement and amend the Shelf Registration Statement and the prospectus included therein if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act.

         (d) Other Shares. In no event shall the Company agree to register Common Shares or any other securities for issuance by the Company or resale by any Persons other than the Investors in any registration statement filed pursuant to this Section 4.3 without the express written consent of VRLP, which consent shall be entirely discretionary.

                                   ARTICLE V

                             REGISTRATION PROCEDURES

         Section 5.1 Registration and Qualification. If and whenever the Company is required to use all commercially reasonable best efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles II, III or IV hereof, the Company will, as promptly as is practicable:

         a. prepare, file and use all commercially reasonable best efforts to cause to become effective and its best efforts to remain continuously effective a registration statement under the Securities Act regarding the Eligible Securities to be offered;

         b. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with

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

     the provisions of the Securities Act with respect to the disposition of all Eligible Securities until such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors set forth in such registration statement;

         c. furnish to the Selling Investors and to any underwriter of such Eligible Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Investors or such underwriter may reasonably request;

         d. use all commercially reasonable best efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Investors or any underwriter of such Eligible Securities shall be reasonably request, and do any and all other acts and things which may be reasonably requested by the Selling Investors or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation on its income in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

         e. use all commercially reasonable best efforts to list the Eligible Securities on each national securities exchange or quotation system on which the Common Shares are then listed, if the listing of such securities is then permitted under the rules of such exchange;

         f. (i) furnish to the Selling Investors opinions of counsel for the Company, addressed to them, dated the date of the closing under the underwriting agreement, (ii) upon such Selling Investor's request, to furnish to the Selling Investors a "comfort letter" signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, addressed to them and, subject to the Selling Investors providing to the independent public accountants such information and representations as reasonably requested by such independent public accountants to render such "comfort letter"; provided that with respect to such opinion and "comfort letter," the following shall apply: (A) the opinion and "comfort letter" shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letter delivered to underwriters in underwritten public

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

     offerings of securities and such other matters as the Selling Investors may reasonably request; and (B) the "comfort letter" also shall cover events subsequent to the date of such financial statements and (iii) furnish to the Selling Investors such other certificates and documents, dated the date of closing under the underwriting agreement, as are customarily delivered at closing;

         g. notify the Selling Investors immediately and, if requested by any such person, confirm such notice in writing:

               (i) (A) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed in respect of a registration statement filed pursuant to this Agreement, and (B) with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

               (ii) of any written comments from the SEC with respect to any filing and of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or for additional information related thereto;

               (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of any registration statement filed pursuant to this Agreement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any of the Eligible Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

               (v) of the existence of, any fact or the happening of any event that makes any statement of material fact made in any registration statement filed pursuant to this Agreement or related prospectus untrue in any material respect, or that requires the making of any changes in such registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the prospectus, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

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

               (vi) of the determination by the Company that a post-effective amendment to a registration statement filed pursuant to this Agreement will be filed with the SEC; and

         h. upon the occurrence of any event contemplated by Section 5.1 (g)(v) hereof, at the request of a Selling Investor, prepare and furnish to the Selling Investors as many copies as requested of a supplement or amendment, including, if appropriate, a post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company may require the Selling Investors to furnish the Company such information regarding the Selling Investors and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

         Section 5.2 Underwriting. (a) As determined by the Selling Investors, the Company and the Partnership shall be required to participate in underwritten offerings to effect the disposition of Eligible Securities. If requested by the underwriters for any underwritten offering of Eligible Securities pursuant to a registration described in this Agreement, the Company and the Partnership will enter into and perform their obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and the Partnership and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VII hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(f) hereof. The holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

         (b) In the event that any registration pursuant to Section 4.1 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article IV hereof to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Company and the Selling

Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VII hereof. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

         Section 5.3 Blackout Periods. (a) At any time when a registration statement effected pursuant to Article III hereof relating to Eligible Securities is effective, upon written notice from the Company to the Selling Investors that the Company determines in the good faith judgment of the Board Trustees of the Company, with the advice of counsel, that the Selling Investors' sale of Eligible Securities pursuant to the registration statement would require disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company (an "Information Blackout"), the Selling Investors shall suspend sales of Eligible Securities pursuant to such registration statement until the earliest of:

               (i) the date upon which such material information is disclosed to the public or ceases to be material;

               (ii) 30 days after the Company makes such a good faith determination; and

               (iii) such time as the Company notifies the Selling Investors that sales pursuant to such registration statement may be resumed.

(The number of days from such suspension of sales by the Selling Investors until the day when such sales maybe resumed under clause (i), (ii) or (iii) hereof is hereinafter called a "Sales Blackout Period".) In no event may the Company deliver more than one notice of an Information Blackout in any 180 consecutive day period.

         (b) Any delivery by the Company of a written notice of an Information Blackout during the 120 days immediately following effectiveness of any registration statement effected pursuant to Article III hereof shall give the Investors the right, by written notice to the Company within 20 Business Days after the end of such Sales Blackout Period, to cancel such registration and obtain one additional registration right during such calendar year (a "Blackout Termination Right") under Article III hereof.

         Section 5.4 Qualification for Rule 144 Sales. The Company will take all actions necessary to comply with the filing requirements described in Rule 144(c)(1) so as to enable the Investors to sell Eligible Securities without registration under the Securities Act and, upon the written request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such filing requirements.

                                   ARTICLE VI

                      PREPARATION; REASONABLE INVESTIGATION

         Section 6.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give the Selling Investors and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Investors and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                  ARTICLE VII

                        INDEMNIFICATION AND CONTRIBUTION

         Section 7.1 Indemnification. (a) In the event of any registration of Eligible Securities hereunder, the Company and the Partnership jointly and severally will, and hereby do, indemnify and hold harmless, each Selling Investor, its respective directors, trustees, officers, partners, agents, employees and affiliates and each other person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each such Selling Investor or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company and the Partnership will reimburse each such Selling Investor and each such director, trustee, officer, partner, agent, employee or affiliate, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, action, or proceeding; provided, however, that the Company and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information on furnished to the Company through an instrument duly executed by or on behalf of such Selling Investor or underwriter specifically stating that it is for use in the preparation thereof.

         (b) Each Selling Investor severally will, and hereby does, indemnify and hold harmless the Company, its trustees, its officers who sign the registration statement, each person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Company within the meaning of the Securities Act against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and, in conformity with written information furnished by such Selling Investor to the Company through an instrument duly executed by or on behalf of such Selling Investor specifically stating that it is for use in preparation thereof.

         (c) Promptly after receipt by any indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in paragraphs (a) or (b) of this Section 7.1, the indemnified party will notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under paragraphs (a) or (b) of this Section 7.1.

         (d) If for any reason the indemnity under this Section 7.1 is unavailable or is insufficient to hold harmless any indemnified party under paragraphs (a) or (b) of this Section 7.1, then the indemnifying parties shall contribute to the amount paid or payable to the indemnified party as a result of any loss, claim, expense, damage or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), and legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinbefore calculated, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 7.1 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph (d) of
Section 7.1.

         (e) Notwithstanding any other provision of this Section 7.1, to the extent that any director, trustee, officer, partner, agent, employee, affiliate, or other representative (current or former) of any indemnified party is a witness in any action or proceeding, the indemnifying party agrees to pay to the indemnified party all expenses reasonably incurred by, or on the behalf of, the indemnified party and such witness in connection therewith.

         (f) All legal and other expenses incurred by or on behalf of any Selling Investor in connection with investigating or defending any loss, claim, expense, damage, liability, action or proceeding shall be paid by the Company or the Partnership in advance of the final disposition of such investigation, defense, action or proceeding within twenty days after the receipt by the Company or the Partnership of a statement or statements from the Selling Investor requesting from time to time such payment, advance or advances. The entitlement of each Selling Investor to such payment or advancement of expenses shall include those incurred in connection with any action or proceeding by the Selling Investor seeking an adjudication or award in arbitration pursuant to this Section 7.1. Such statement or statements shall reasonably evidence such expenses incurred by the Selling Investor in connection therewith.

         (g) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of any indemnified party to indemnification hereunder or create a presumption that any indemnified party violated any federal or state securities laws.

         (h)   (i) In the event that advances are not made pursuant to this
Section 7.1 or payment has not otherwise been timely made, each indemnified party shall be entitled to seek a final adjudication in an appropriate court of competent jurisdiction of the entitlement of the indemnified party to indemnification or advances hereunder.

               (ii) The Company, the Partnership and the Selling Investors agree that they shall be precluded from asserting that the procedures and presumptions of this Section 7.1 are not valid, binding and enforceable. The Company, the Partnership and the Selling Investors further agree to stipulate in any such court that the Company, the Partnership, and the Selling Investors are bound by all the provisions of this Section 7.1 and are precluded from making any assertion to the contrary.

               (iii) To the extent deemed appropriate by the court, interest shall be paid by the indemnifying party to the indemnified party at a reasonable interest rate for amounts which the indemnifying party has not timely paid as the result of its indemnification and contribution obligations hereunder.

         (i) In the event that any indemnified party is a party to or intervenes in any proceeding to which the validity or enforceability of this
Section 7.1 is at issue or seeks an adjudication to enforce the rights of any indemnified party under, or to recover damages for breach of, this Section 7.1, the indemnified party, if the indemnified party prevails in whole in such action, shall be entitled to recover from the indemnifying party and shall be indemnified by the indemnifying party against, any expenses incurred by the indemnified party. If it is determined that the indemnified party is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the indemnified party is entitled to indemnification and for such claims, issues or matters for which the indemnified party is not so entitled.

         (j) The indemnity agreements contained in this Section 7.1 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Eligible Securities by any Investor.

                                  ARTICLE VIII

                         BENEFITS OF REGISTRATION RIGHTS

         Section 8.1 Benefits of Registration Rights. The Investors and the transferees of Eligible Securities may severally or jointly exercise the registration rights hereunder in such proportion as they shall agree among themselves. Except as an Investor and transferee shall otherwise agree, no consent of any Investor shall be required for a transferee to exercise registration rights under this Agreement or otherwise to be entitled to the benefits of this Agreement as applicable to all Investors. In the event that the Company receives conflicting direction from Investors with respect to actions to be taken hereunder, the direction of VRLP shall be the only direction the Company shall be required to follow. The Company and the Partnership agree that monetary damages would not compensate the Investors for a breach by the Company hereof and the Investors shall be entitled to specific performance of this Agreement.

         Section 8.2 General Partner of the Partnership. The parties hereto acknowledge and agree that this Agreement was executed with the expectation that the

Company would become a real estate investment trust and, through a wholly owned subsidiary, the general partner of the Partnership and the Partnership would be the operating partnership of the Company. Accordingly, GMH GP, the Company, Gary
M. Holloway and the Partnership agree not to take any actions inconsistent with such expectation or that results in another Person becoming general partner of the Partnership, by merger, agreement or otherwise, without causing such entity to expressly assume all of the obligations of the Company hereunder. In the event that GMH GP effects an initial public offering as general partner of the Partnership, then it shall execute an instrument assuming all of the covenants, agreements, representations and warranties of the Company hereunder..

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 No Inconsistent Agreements. None of the Company, the Partnership or GMH GP has entered and each of them will not enter into any agreement that is inconsistent with the rights granted to the Investors in this Agreement or that otherwise conflicts with the provisions hereof. The rights granted to the Investors hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's, the Partnership's or GMH GP's other issued and outstanding securities under any such agreements. From and after the date of this Agreement, none of the Company, the Partnership or GMH GP will enter into any agreement with any holder or prospective holder of any securities of the Company, the Partnership or GMH GP which would grant such holder or prospective holder more favorable rights than those granted to the Investors hereunder or substantially similar or equivalent rights to those granted to the Investors.

         Section 9.2 No Adverse Action Affecting the Eligible Securities. None of the Company, the Partnership or GMH GP shall take any action with respect to the Eligible Securities with an intent to adversely affect or that does adversely affect the ability of any of the Investors to include such Eligible Securities in a registration undertaken pursuant to this Agreement or their offer and sale.

         Section 9.3 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

         Section 9.4 Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

         Section 9.5 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without reference to its rules as to conflicts or choice of laws.

         Section 9.6 Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

         Section 9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 9.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

         Section 9.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company or the Investors, respectively, at the address listed on the signature page hereof or at such other address as the Company or the Investors, respectively, may designate by ten (10) days' advance written notice to the other parties hereto.

         Section 9.10 Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                             GMH COMMUNITIES TRUST


                             By: /s/ GARY M. HOLLOWAY
                                 Name:  Gary M. Holloway
                                 Title: President and CEO

                             Address: 10 Campus Boulevard
                                      Newtown Square, PA 19073
                             Facsimile No.: (610) 355-8001
                             (With a copy to Joseph M. Macchione,
                             Facsimile No.: (610) 325-2046)


                             GMH COMMUNITIES, LP

                             By: GMH COMMUNITIES GP, LLC,
                                      its general partner


                             By: /s/GARY M. HOLLOWAY
                                 --------------------
                                 Name:  Gary M. Holloway
                                 Title: President and CEO

                             Address: 10 Campus Boulevard
                                      Newtown Square, PA 19073
                             Facsimile No.: (610) 355-8001
                             (With a copy to Joseph M. Macchione,
                             Facsimile No.: (610) 325-2046)


                             GMH COMMUNITIES GP, LLC


                             By: /s/ GARY M. HOLLOWAY
                                 --------------------
                                 Name:  Gary M. Holloway
                                 Title: President and CEO

                             Address: 10 Campus Boulevard
                                      Newtown Square, PA 19073
                             Facsimile No.: (610) 355-8001
                             (With a copy to Joseph M. Macchione,
                             Facsimile No.: (610) 325-2046)

                             By: /s/ GARY M. HOLLOWAY
                                 --------------------
                                 Name:  Gary M. Holloway

                             Address: 10 Campus Boulevard
                                      Newtown Square, PA 19073
                             Facsimile No.: (610) 355-8001
                             (With a copy to Joseph M. Macchione,
                             Facsimile No.: (610) 325-2046)


                             VORNADO REALTY L.P.

                             By: VORNADO REALTY TRUST,
                                           its general partner

                             By: /s/ JOSEPH MACNOW
                                 --------------------
                                 Name:  Joseph Macnow
                                 Title: Executive Vice President - Finance and
                                        Administration and Chief Financial
                                        Officer

                             Address: 888 Seventh Avenue
                                      New York, NY 10019
                             Facsimile No.: (212) 894-7035
                             ATTN: Dan Guglielmone